Exhibit 21

Company Name	State of Incorporation	DBAs
360 Developers, LLC	Florida
American Southwest Financial Group, LLC	Arizona
Aquaterra Utilities, Inc.	Florida
Asbury Woods, LLC	Illinois
Astoria Options, LLC	Delaware
Avalon Sienna III L.L.C.	Illinois
Aylon, LLC	Delaware
Bay Colony Expansion 369, Ltd.	Texas
Bay River Colony Development, Ltd.	Texas
BB Investment Holdings, LLC	Nevada
BCI Properties, LLC	Nevada
Blackstone CC, LLC	Colorado
BPH I, LLC	Nevada
Bramalea California, Inc.	California
Builders LP, Inc.	Delaware
C & C Ranch, LLC	California
Cambria, LLC	Illinois
Camelot Ventures, LLC	Maryland
Cary Woods, LLC	Illinois
CBM Management, Inc.	New Jersey
Cedar Lakes II, LLC	North Carolina
Cherrytree II LLC	Maryland
Colonial Heritage LLC	Virginia
Colony Escrow, Inc.	Washington
Columbia Station, LLC	Illinois
Concord at Cornerstone Lakes, LLC	Illinois
Concord at Meadowbrook L.L.C.	Illinois
Concord at Ravenna, LLC	Illinois
Concord at the Glen, LLC	Illinois
Concord City Centre, LLC	Illinois
ConnectionTime Holding, LLC	Delaware
ConnectionTime, LLC	Delaware
Coto de Caza, Ltd.	California
Coventry, LLC	Illinois
Creekside Crossing, LLC	Illinois
Darcy-Joliet, LLC	Illinois
DBJ Holdings, LLC	Nevada
DCA Financial, LLC	Florida
Eagle Home Mortgage of California, Inc.	California
Eagle Home Mortgage, LLC	Delaware
Edgewater Reinsurance, Ltd.
Enclave Land, LLC	Illinois
Equity Home Mortgage, LLC	Oregon
F&R QVI Home Investments USA, LLC	Delaware
Fidelity Guaranty and Acceptance Corp.	Delaware
Fortress Mortgage, Inc.	Delaware
Fortress Pennsylvania Realty, Inc.	Pennsylvania
Fox-Maple Associates, LLC	New Jersey	Maple Ridge Associates, LLC
Garco Investments, LLC	Florida
Genesee Communities I, Inc.	Colorado
Genesee Communities II, LLC	Colorado	Fortress Genesee III, LLC
Genesee Communities III, Inc.	Colorado
Genesee Communities IV, LLC	Colorado
Genesee Communities IX, LLC	Colorado
Genesee Communities V, LLC	Colorado
Genesee Communities VI, LLC	Colorado
Genesee Communities VII, LLC	Colorado

Company Name	State of Incorporation	DBAs
Genesee Communities VIII, LLC	Colorado
Greystone Construction, Inc.	Arizona
Greystone Homes of Nevada, Inc.	Delaware
Greystone Homes, Inc.	Delaware
Greystone Nevada, LLC	Delaware	Lennar Homes
Greywall Club, LLC	Illinois
Gridley 33, LLC	California
Haverford Venture L.L.C.	Illinois
Haverton, LLC	Illinois
Heathcote Commons LLC	Virginia
Heritage of Auburn Hills, LLC	Michigan
Home Buyer's Advantage Realty, Inc.	Texas
Home Integrity Insurance Company	Arizona
Homecraft Corporation	Texas
Homeward Development Corporation	Florida
HTC Golf Club, LLC	Colorado
Inactive Companies, LLC	Florida
Independence L.L.C.	Virginia
Johns Creek Phase II, LLC	Florida
Lakelands at Easton, L.L.C.	Maryland
Landmark Homes, Inc.	North Carolina	DBA/WOODLAND OF SOUTH CAROLINA, INC.
LCD Asante, LLC	Delaware
Legends Club, LLC	Florida
Legends Golf Club, LLC	Florida
Len-Verandahs, LLP	Florida
LENH I, LLC	Florida
Lennar—BVHP, LLC	California
Lennar Aircraft I, LLC	Delaware
Lennar Americanos Douglas, LLC	California
Lennar Arizona Construction, Inc.	Arizona
Lennar Arizona, Inc.	Arizona
Lennar Associates Management Holding Company	Florida
Lennar Associates Management, LLC	Delaware
Lennar Buffington Colorado Crossing, L.P.	Texas
Lennar Buffington Zachary Scott, L.P.	Texas
Lennar Carolinas, LLC	Delaware
Lennar Central Park, LLC	Delaware
Lennar Central Region Sweep, Inc.	Nevada
Lennar Chicago, Inc.	Illinois	Lennar
Lennar Cobra, LLC	Delaware
Lennar Colorado, LLC	Colorado	Blackstone Country Club
Lennar Communities Development, Inc.	Delaware
Lennar Communities Nevada, LLC	Nevada
Lennar Communities of Chicago L.L.C.	Illinois
Lennar Communities, Inc.	California
Lennar Construction, Inc.	Arizona
Lennar Coto Holdings, LLC	California
Lennar Developers, Inc.	Florida
Lennar Family of Builders GP, Inc.	Delaware
Lennar Family of Builders Limited Partnership	Delaware
Lennar Financial Services, LLC	Florida
Lennar Fresno, Inc.	California
Lennar Funding, LLC	Delaware
Lennar Georgia, Inc.	Georgia
Lennar Greer Ranch Venture, LLC	California
Lennar Gulf Coast, LLC	Delaware

Company Name	State of Incorporation	DBAs
Lennar Hingham Holdings, LLC	Delaware
Lennar Hingham JV, LLC	Delaware
Lennar Homes Holding, LLC	Delaware
Lennar Homes of Arizona, Inc.	Arizona
Lennar Homes of California, Inc.	California
Lennar Homes of Texas Land and Construction, Ltd.	Texas
Lennar Homes of Texas Sales and Marketing, Ltd.	Texas	Lennar Homes
	Texas	Lennar Homes of Texas
	Texas	Kingswood Sales Associates
	Texas	Village Builders
	Texas	Houston Village Builders, Inc.
	Texas	Friendswood Land Development Company
	Texas	Friendswood Development Company
	Texas	Bay Oaks Sales Associates
	Texas	Lennar Homes of Texas, Inc.
	Texas	NuHome Designs
	Texas	NuHome of Texas
	Texas	Lennar Homes of Texas, Inc. (filed with the TX Sec of State, Harris County and Dallas County)
Lennar Homes, LLC	Florida	Baywinds Land Trust D/B/A Club Vineyards, Dade County
	Florida	Doral Park
	Florida	Doral Park Joint Venture
	Florida	Oak Creek North Community Association, Inc.
	Florida	The Breakers at Lennar's Pembroke Isles
	Florida	Doral Park Country Club
	Florida	Coco Pointe
	Florida	The Point at Lennar's Pembroke Isles
	Florida	The Royal Club
	Florida	The Palace, Kings Point Theatre of the Performing Arts
	Florida	Club Pembroke Isles
	Florida	Walnut Creek
	Florida	Lennars The Palms @ Pembroke Isles
	Florida	Walnut Creek Club
	Florida	Lennar Century 8th Street Developers
	Florida	Lennar-Century 8th Street Developers
	Florida	Classic American Homes
	Florida	Your Hometown Builder
	Florida	Classic American Homes, Inc.
	Florida	Lennar Communities, North Florida Division
	Florida	Classic American
	Florida	Verona Trace Club, Inc.
	Florida	Admiral Homes—duplicate—filed in error
	Florida	Copper Creek Club, Inc.
	Florida	Bent Creek Club, Inc.
	Florida	Lake Osborne Trailer Ranch
	Florida	Tripson Estates Club, Inc.
	Florida	Club Carriage Pointe
	Florida	Club Tuscany Village
	Florida	U.S. HOME
	Florida	Club Silver Palms
	Florida	Verona Trace Club, Inc.
	Florida	Club Malibu Bay
	Florida	Admiral Homes

Company Name	State of Incorporation	DBAs
	Florida	Classic American Homes
Lennar HW Scala Port Imperial South, LLC	Delaware
Lennar Illinois Trading Company, LLC	Illinois
Lennar Imperial Holdings Limited Partnership	Delaware
Lennar Insurance Services, Inc.	Florida
Lennar Land Partners Sub II, Inc.	Nevada
Lennar Land Partners Sub, Inc.	Delaware
Lennar Layton, LLC	Delaware
Lennar Lytle, LLC	Delaware
Lennar Massachusetts Properties, Inc.	Delaware
Lennar Nevada, Inc.	Nevada
Lennar New Jersey Properties, Inc.	Delaware
Lennar New York, LLC	New York
Lennar Northeast Properties LLC	New Jersey
Lennar Northeast Properties, Inc.	Nevada
Lennar Pacific Properties Management, Inc.	Delaware
Lennar Pacific Properties, Inc.	Delaware
Lennar Pacific, Inc.	Delaware
Lennar PI Acquisition, LLC	New Jersey
Lennar PI Property Acquisition, LLC	New Jersey
Lennar PIS Management Company, LLC	Delaware
Lennar PNW, Inc.	Washington
Lennar Reflections, LLC	Delaware
Lennar Renaissance, Inc.	California
Lennar Reno, LLC	Nevada	Barker-Coleman Communities
	Nevada	Lennar Homes
	Nevada	Lennar Communities
Lennar Riverside West Urban Renewal Company, L.L.C.	New Jersey
Lennar Riverside West, LLC	Delaware
Lennar Sacramento, Inc.	California
Lennar Sales Corp.	California
Lennar San Jose Holdings, Inc.	California
Lennar Southland I, Inc.	California
Lennar Southwest Holding Corp.	Nevada
Lennar Sunrise, LLC	California
Lennar Texas Holding Company	Texas
Lennar Trading Company, LP	Texas
Lennar Ventures, LLC	Florida
Lennar West Valley, LLC	California
Lennar-Lantana Boatyard, Inc.	Florida
Lennar.com Inc.	Florida
LFB Engineered Systems, Inc.	California
LFB-FSD, LLC	Florida
LFS Holding Company, LLC	Delaware
LH Eastwind, LLC	Florida
LHI Renaissance, LLC	Florida	Club Oasis
Long Beach Development, LLC	Texas
Lori Gardens Associates III, LLC	New Jersey
Lorton Station, LLC	Virginia
Madrona Ridge, LLC	Illinois
Madrona Village L.L.C.	Illinois
Madrona Village Mews L.L.C.	Illinois
Mid-County Utilities, Inc.	Maryland
Mission Viejo 12S Venture, LP	California
Mission Viejo Holdings, Inc.	California
Montgomery Crossings, LLC	Illinois
New Home Brokerage, Inc.	Florida
NGMC Finance Company IV, LLC	Florida

Company Name	State of Incorporation	DBAs
North American Advantage Insurance Services, LLC	Texas
North American Asset Development Corporation	California
North American Legal Services, L.L.C.	New Jersey
North American Services, LLC	California
North American Title Agency, Inc.	New Jersey
North American Title Alliance, LLC	Florida
North American Title Company (AZ)	Arizona
North American Title Company (FL)	Florida	North American Title Company
North American Title Company (IL)	Illinois
North American Title Company (MD)	Maryland
North American Title Company (MN)	Minnesota
North American Title Company (NV)	Nevada
North American Title Company (TX)	Texas	Southwest Land Title Company
North American Title Company of Colorado	Colorado
North American Title Company, Inc. (CA)	California
North American Title Florida Alliance, LLC	Florida
North American Title Group, Inc. (FL)	Florida
North American Title Insurance Company	California
North American Trust, Inc.	Florida
Northbridge L.L.C.	Illinois
Northeastern Properties LP, Inc.	Nevada
Palm Gardens At Doral Clubhouse, LLC	Florida
Palm Gardens at Doral, LLC	Florida
Parc Chestnut L.L.C.	Illinois
PD-Len Boca Raton, LLC	Delaware
PD-Len Delray, LLC	Delaware
Perris Green Valley Associates, a California limited partnership	California
Pioneer Meadows Development, LLC	Nevada
Pioneer Meadows Investments, LLC	Nevada
POMAC, LLC	Maryland
Prestonfield, LLC	Illinois
Providence Lakes, LLP	Florida
Raintree Village II, LLC	Illinois
Raintree Village, L.L.C.	Illinois
Reflections Urban Renewal Company, LLC	New Jersey
Rivendell Joint Venture	Florida
Rivenhome Corporation	Florida
Riverwalk at Waterside Island, LLC	Florida
Rutenberg Homes of Texas, Inc.	Texas
Rutenberg Homes, Inc. (Florida)	Florida
Rye Hill Company, LLC	New York
S. Florida Construction II, LLC	Florida
S. Florida Construction III, LLC	Florida
S. Florida Construction, LLC	Florida
San Felipe Indemnity Co., Ltd.
Santa Ana Transit Village, LLC	California
Savell Gulley Development, LLC	Texas
Seminole/70th, LLC	Florida
Siena at Old Orchard, LLC	Illinois
Sonoma L.L.C.	Illinois
Spanish Springs Development, LLC	Nevada
State Home Acceptance Corp.	Florida
Stoney Corporation	Florida
Stoneybrook Clubhouse, Inc.	Florida
Stoneybrook Golf Club, Inc.	Florida
Stoneybrook Joint Venture	Florida
Strategic Cable Technologies, L.P.	Texas
Strategic Holdings, Inc. d/b/a Lennar Communications Ventures (LCV)	Nevada	Lennar Communications Ventures

Company Name	State of Incorporation	DBAs
Strategic Technologies Communications of California, Inc.	California
Strategic Technologies, LLC )	Florida	Strategic Cable Technologies— Texas, Inc.
Summerfield Venture L.L.C.	Illinois
Summerwood, LLC	Maryland
Summit Enclave, LLC	Illinois
Summit Glen, LLC	Illinois
Temecula Valley, LLC	Delaware
Texas-Wide General Agency, Inc.	Texas
The Courts of Indian Creek L.L.C.	Illinois
The Fortress Group, Inc.	Delaware
The Homeward Foundation	Texas
The Preserve at Coconut Creek, LLC	Florida
Trade Services Investments, Inc.	California
U.S. Home Corporation	Delaware	Lennar
	Delaware	Lennar Corporation
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Lennar
	Delaware	Patriot Homes
	Delaware	Lennar
U.S. Home of Arizona Construction Co.	Arizona
U.S. Home Realty, Inc.	Texas
U.S. Home/KB North Douglas, LLC	Delaware
U.S. Insurors, Inc.	Florida
U.S.H. Los Prados, Inc.	Nevada
U.S.H. Realty, Inc.	Maryland
UAMC Asset Corp. II	Nevada
UAMC Capital, LLC	Delaware
UAMC Holding Company, LLC	Delaware
Universal American Insurance Agency, Inc. (FL)	Florida
Universal American Insurance Agency, Inc. (Texas)	Texas
Universal American Mortgage Company of California, Inc.	California
Universal American Mortgage Company, LLC	Florida	Universal American Mortgage Company
	Florida	UAMC
	Florida	Universal American Mortgage Company
USH (West Lake), Inc.	New Jersey
USH—Flag, LLC	Florida
USH Equity Corporation	Nevada
USH Millennium Ventures Corp.	Florida
USH Woodbridge, Inc.	Texas
UST Lennar HW Scala GP PIS 10, LLC	Delaware
UST Lennar HW Scala GP PIS 12, LLC	Delaware
UST Lennar HW Scala GP PIS 7, LLC	Delaware
WCP, LLC	South Carolina
West Chocolate Bayou Development, LLC	Texas
West Van Buren, LLC	Illinois
Westchase, Inc.	Nevada
Winands Ventures, LLC	Maryland